                                                                    Exhibit 99.1

                   SMS TO BE ACQUIRED BY SIEMENS CORPORATION

              SHARED MEDICAL SYSTEMS CORPORATION REPORTS RESULTS
                    FOR FIRST QUARTER ENDED MARCH 31, 2000


MALVERN PA -- May 1, 2000 - Siemens Corporation and Shared Medical System Corporation (SMS) (NYSE: SMS) today announced that they have entered into a definitive agreement for Siemens Corporation, a subsidiary of Siemens AG, to acquire SMS.

Under the terms of the agreement, Siemens will make a cash tender offer for all of the outstanding common stock of SMS at a price of $73 per share. The value of the deal is approximately $2.1 billion. The transaction was approved by the SMS Board of Directors. It is subject to certain conditions including, receipt of regulatory approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and receipt of approval from German antitrust authorities. The transaction is expected to be completed before June 30, 2000.

Dr. Erich R. Reinhardt, President, Siemens AG's Medical Engineering Group commented, "Combining Siemens innovative technology and know-how with SMS' advanced information systems will enable us to generate greater efficiencies for healthcare providers around the world. SMS' systems, services and the expertise of its employees will help us to further our goal of providing complete solutions for the healthcare industry."

Marvin S. Cadwell, President and CEO, of SMS stated, "This agreement unites SMS with one of the world's largest and most profitable companies serving the healthcare marketplace. We are excited about the opportunities that this presents for our employees and customers and the value it provides to our shareholders. We share a dedication to providing solutions that improve the quality and efficiency of healthcare. I believe that this merger will enable us to better meet the demands of today's dynamic healthcare marketplace."

At the same time, the Company reported total revenues for the first quarter of $240.6 million, a decrease of 16% compared to $287.1 million for the same period in 1999. Consolidated service and system fee revenues totaled $222.1 million, a decrease of 15% compared with $259.8 million for first quarter 1999. Net income for the first quarter was $2.7 million, compared with $18.3 million in the first quarter of 1999. Diluted net income per share for the quarter was $.10, compared with $.68 for the same period in 1999.

Added Marvin S. Cadwell, President and CEO of SMS, "During the quarter, our earnings were negatively impacted by an industry-wide weakness in new software sales and a slower than anticipated return in the demand for large-system implementations following Y2K. We look forward to the opportunities ahead as we transition to the Siemens organization."

ABOUT SMS
SMS supplies information systems and professional services to over 5,000 health enterprises and health providers in North America, Europe, and New Zealand. The Company offers a full range of clinical, financial, and management applications to support health providers across the continuum of care. In addition, SMS is a leading provider of outsourcing, consulting, and implementation services.

Founded in 1969, SMS has over 30 years of network computing experience, operating the industry's largest Information Services Center (ISC) and Health Information Network for application hosting, e-commerce, enterprise systems management, and managed Internet services. As the premier Application Service Provider (ASP) in healthcare, SMS' ISC processes nearly 80 million transactions a day with connections to over 400,000 customer workstations and 500 connections to payers, representing 130 million covered lives. Based in Malvern, Pennsylvania, SMS reported revenues in excess of $1.2 billion for fiscal year 1999. More information about SMS can be found at www.smed.com. For further information or verification contact Terrence W. Kyle, Senior Vice President of Finance, SMS or Julie McDowell, Director of Investor Relations, SMS.

This press release contains forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Among such factors are the continuation of the current decision-making delay in the healthcare IT market for longer than expected; changes in length and composition of sales cycles; non-renewals of customer contracts; inability to keep pace with competitive, technological and market developments; failure to protect proprietary software; delays in product development; undetected errors in software products; customer reductions caused by health industry consolidation; difficulties in product installation; dependence on suppliers; interruption of availability of resources necessary to provide products and services; difficulties encountered by the Company, customers, or others in dealing with euro conversion issue; changes in economic, political and regulatory conditions on the health industry, including but not limited to HIPAA; regulation of additional products as medical devices by the US federal Food and Drug Administration; fluctuations in the value of foreign currencies relative to the US dollar, interest rates and taxes; and the risk that the transaction described above might not be completed.

This release should not be construed as either a solicitation or recommendation with respect to the tender offer for securities of Shared Medical Systems Corporation.

                      SHARED MEDICAL SYSTEMS CORPORATION
                       CONSOLIDATED STATEMENT OF INCOME
                       --------------------------------
              (Amounts in thousands except for per share amounts)

                                                                                  Quarter Ended
                                                                                    March 31
                                                                    ---------------------------------------
                                                                               2000                1999
                                                                    ---------------------------------------
                                                                                   (unaudited)
Revenues:
 Service and system fees............................................           $222,088            $259,809
 Hardware sales.....................................................             18,527              27,260
                                                                    ---------------------------------------
                                                                                240,615             287,069
                                                                    ---------------------------------------

Cost and Expenses:
 Operating and development..........................................            128,681             121,487
 Marketing and installation.........................................             68,964              92,876
 General and administrative.........................................             19,509              20,103
 Cost of hardware sales.............................................             15,584              21,018
 Interest...........................................................              3,591               2,049
                                                                    ---------------------------------------
                                                                                236,329             257,533
                                                                    ---------------------------------------

Income Before Income Taxes..........................................              4,286              29,536
Provision for Income Taxes..........................................              1,629              11,223
                                                                    ---------------------------------------
Net Income..........................................................           $  2,657            $ 18,313
                                                                    =======================================

Net Income Per Share - Basic........................................               $.10                $.69
Net Income Per Share - Diluted......................................               $.10                $.68
                                                                    =======================================

Shares Outstanding - Basic..........................................             26,738              26,575
Shares Outstanding - Diluted........................................             27,224              27,034
                                                                    =======================================

         SHARED MEDICAL SYSTEMS CORPORATION CONSOLIDATED BALANCE SHEET
         -------------------------------------------------------------
                            (Amounts in thousands)


                                                                      March 31                    December 31
                                                                       2000                          1999
                                                              -----------------------      ------------------------
                                                                (unaudited)
Assets
Current Assets:
 Cash and short-term investments..............................               $ 88,724                      $104,700
 Accounts receivable, net.....................................                315,765                       343,399
 Prepaid expenses and other current assets....................                 31,325                        31,443
                                                              -----------------------      ------------------------
   Total Current assets.......................................                435,814                       479,542

Property and Equipment, net...................................                148,932                       153,288
Computer Software, net........................................                112,932                       109,375
Other Assets..................................................                171,917                       173,539
                                                              -----------------------      ------------------------
                                                                             $869,595                      $915,744
                                                              =======================      ========================

Liabilities and Stockholders' Investment
Current Liabilities:
 Notes Payable................................................               $ 47,598                      $ 48,758
 Current portion of long-term debt and capital
     leases...................................................                  2,217                         2,255
 Dividends payable............................................                  5,664                         5,651
 Accounts payable.............................................                 26,414                        30,934
 Accrued expenses.............................................                 59,670                        89,399
 Current deferred revenues....................................                 35,030                        41,465
 Accrued and current deferred income taxes....................                 23,251                        28,147
                                                              -----------------------      ------------------------
   Total Current Liabilities..................................                199,844                       246,609
Deferred Revenues.............................................                  8,416                         6,938
Long-Term Debt and Capital Leases.............................                177,708                       178,217
Deferred Income Taxes.........................................                 26,846                        26,846
Stockholders' Investment......................................                456,781                       457,134
                                                              -----------------------      ------------------------
                                                                             $869,595                      $915,744
                                                              =======================      ========================

        SHARED MEDICAL SYSTEMS CORPORATION BUSINESS SEGMENT INFORMATION
       ----------------------------------------------------------------
                            (Amounts in thousands)

                                                                                    Quarter Ended
                                                                                       March 31
                                                                     -----------------------------------------
                                                                                2000                  1999
                                                                     -----------------------------------------
                                                                                     (unaudited)
Revenues:
 North America.......................................................           $203,599              $247,091
 International.......................................................             37,016                39,978
                                                                     -----------------------------------------
                                                                                $240,615              $287,069
                                                                     =========================================

Pretax Income/(Loss):
 North America.......................................................           $  5,763              $ 31,706
 International.......................................................             (1,477)               (2,170)
                                                                     -----------------------------------------
                                                                                $  4,286              $ 29,536
                                                                     =========================================